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                                                                 Exhibit 16.1



PricewaterhouseCoopers

                                                   PricewaterhouseCoopers LLP
                                                      First Interstate Center
                                                 999 Third Avenue, Suite 1800
                                                      Seattle, WA  98104-4098
                                                     Telephone (206) 622-8700
                                                     Facsimile (206) 628-8147


July 10, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Lamonts Apparel, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K for the month of July, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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